UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 1, 2017

GRIFFON CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number: 1-06620

Delaware	11-1893410
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
712 Fifth Avenue, 18th Floor
New York, New York 10019
(Address of principal executive offices, including zip code)
(212) 957-5000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase Agreement

On September 1, 2017, Griffon Corporation (“Griffon”), through its subsidiary, ClosetMaid Acquisition Corp. (“Buyer”), entered into an Asset and Stock Purchase Agreement (the “Purchase Agreement”) to purchase the “ClosetMaid” business from Emerson Electric Co. (“Emerson”) for a purchase price of $260 million (the “Purchase Price”). After taking into account estimated tax benefits resulting from the transaction (as described below), the effective purchase price is expected to be approximately $225 million.

Pursuant to the Purchase Agreement, Buyer will, subject to the satisfaction or waiver of certain closing conditions, purchase, directly or indirectly, all of the outstanding equity interests in ClosetMaid Corporation and certain other of Emerson’s subsidiaries (each, a “Purchased Subsidiary”) as well as certain assets owned, used or held for use in connection with Emerson’s residential storage and organization solutions business (collectively, the “Business”) under the brand name of ClosetMaid and other private label brands (the “Transaction”).

Consummation of the Transaction is subject to customary conditions to closing, including the receipt of the requisite antitrust approval (or the expiration of the applicable antitrust waiting period) and the absence of any event or circumstance having a material adverse effect on the Business. The acquisition of ClosetMaid (Jiangmen) Storage Limited, a Purchased Subsidiary in China, is subject to further Chinese regulatory approvals and is expected to be consummated at a later time.

Griffon has provided to Buyer an equity commitment and has obtained a debt financing commitment (as further described below) for the Transaction, the aggregate proceeds of which will be sufficient for Buyer to pay the Purchase Price and all related fees and expenses. Griffon has committed that it and its subsidiaries will utilize approximately $260 million in cash (see “Financing of the Transaction” below) to consummate the Transaction on the terms and subject to the conditions set forth in an equity commitment letter, dated September 1, 2017 (the “Equity Commitment Letter”). Griffon has also provided a limited guarantee in favor of Emerson, dated September 1, 2017 (the “Limited Guarantee”), guaranteeing the performance of certain obligations of Buyer under the Purchase Agreement. Under the Limited Guarantee, the principal obligations guaranteed by Griffon relate to the payment of certain termination fees in the event Buyer breaches the Purchase Agreement and fails to consummate the Transaction (as described below), as well as certain indemnification obligations of Buyer in favor of Emerson under the Purchase Agreement.

The Purchase Agreement includes a customary “no shop” provision. In particular, Emerson has agreed that, until the closing of the Transaction (or until the termination of the Purchase Agreement, if earlier), it will not, directly or indirectly

•
initiate, solicit, discuss, negotiate or knowingly facilitate or encourage any inquiries, proposals or offers with respect to the acquisition of all or any material portion of the assets or properties of the Business (including any equity interest in any Purchased Subsidiary), whether by sale, merger or any similar transaction (each, an “Acquisition Proposal”);

•	provide information to any other party, or review information of any other party, in connection with an Acquisition Proposal; or

•	enter into any contract, agreement or arrangement with any party, concerning or relating to an Acquisition Proposal.

The Purchase Agreement contains certain customary termination rights, including that each of Buyer and Emerson has the right to terminate the Purchase Agreement after November 13, 2017 if the Transaction has not been consummated by such date. If Emerson terminates the Purchase Agreement due to Buyer’s failure to consummate the Transaction because Buyer does not receive the debt financing, Buyer will be required to pay Emerson a reverse termination fee of $13,000,000 (the “Financing Failure Reverse Termination Fee”). If Emerson terminates the Purchase Agreement due to Buyer failing to consummate the Transaction in breach of the Purchase Agreement even though Buyer’s debt financing is available, Buyer will be required to pay Emerson a termination fee in the amount of $32,500,000 (the “Breach Reverse Termination Fee”). Emerson also has the right to specifically enforce the obligations of Griffon and Buyer in the Purchase Agreement and Equity Commitment Letter to consummate the Transaction if Buyer’s debt financing is available.

The Purchase Agreement includes customary representations, warranties and covenants for a transaction of this nature. Among other things, for the period up until closing of the Transaction, Emerson has agreed to conduct the Business in the ordinary course consistent with past practice and applicable law.

Tax Election

Griffon and Emerson will make a joint election under Section 338(h)(10) of the Internal Revenue Code, permitting the Transaction to be treated as an asset purchase for tax purposes. This election is expected to generate a tax benefit with an estimated present value of $35 million for Griffon.

Financing of the Transaction

Griffon intends to finance the Purchase Price, including all fees and expenses related to the Transaction, through

•	the proceeds of a senior notes offering of up to $275 million in a private placement, subject to market and other conditions (the “Proposed Notes Offering”);

•	cash on hand; and/or

•	availability under our revolving credit facility.

In connection with the Purchase Agreement, on September 1, 2017 Griffon entered into a Debt Commitment Letter (the “Debt Commitment Letter”) with Deutsche Bank AG Cayman Islands Branch, as sole administrative agent and initial lender (“DBCI”), and Deutsche Bank Securities Inc., as sole book-running manager and lead arranger (“DBSI” and, together with DBCI, the “DB Lenders”). Pursuant to the Debt Commitment Letter, DBCI has committed to provide 100% of the principal amount of an unsecured senior bridge facility (the “Bridge Facility”) from one or more lenders in an aggregate amount of up to $275 million, less the aggregate amount of new senior notes issued pursuant to the Proposed Notes Offering. Funding of the financing under the Debt Commitment Letter is subject to customary conditions, including, without limitation, execution and delivery of definitive documentation consistent with the Debt Commitment Letter.

In the event the Bridge Facility is utilized, it is expected to contain customary affirmative and negative covenants and representations and warranties (with customary carve-outs and exceptions to be mutually agreed) relating to the Borrower and its subsidiaries consistent, to the extent applicable, with those contained in Griffon’s existing revolving credit facility. However, if the Bridge Facility remains outstanding for a period of one year, the debt, lien and restricted payment covenants will, after such one year period, become more restrictive to Griffon and its subsidiaries than those set forth in Griffon’s revolving credit facility.

Under certain conditions, the DB Lenders have the right to exercise a securities demand which would require Griffon to accept an issuance, on terms and conditions reasonably determined by the DB Lenders in light of then current market terms, of unsecured debt securities in an aggregate amount sufficient to replace the Bridge Facility or to repay amounts borrowed thereunder.

The interest rate to be charged under the Bridge Facility is based upon a spread above LIBOR (with a floor of 1%) which shall be increased by 0.50% for each period of three months (or portion thereof) the Bridge Facility loans are outstanding. The interest rate is subject to an agreed upon cap, which cap is subject to increase if Griffon experiences certain ratings downgrades from Moody’s or S&P.

DBSI or its affiliates from time to time have provided in the past and may provide in the future investment banking, commercial lending and financial advisory services to Griffon and its affiliates in the ordinary course of business, and has received, and may in the future receive, customary fees for such transactions and services.

Incorporation by Reference

A copy of the Purchase Agreement and the Debt Commitment Letter are attached as Exhibits 2.1 and 99.1 to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing descriptions of the Purchase Agreement and Debt Commitment Letter have been included to provide investors and security holders with information regarding the terms of the Purchase Agreement and the Debt Commitment Letter, do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement and the Debt Commitment Letter.

The Purchase Agreement contains representations, warranties and covenants that Emerson and Buyer made to each other as of specific dates. The assertions embodied in those representations, warranties and covenants were made solely for purposes of the Purchase Agreement between Emerson and Buyer and may be subject to important qualifications and limitations agreed to by such parties in connection with negotiating the terms thereof, including being qualified by confidential disclosure exchanged between the parties in connection with the entry into the Purchase Agreement. The representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to investors or security holders, or may have been used for the purpose of allocating risk between the parties rather than establishing matters of fact. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in Griffon’s public disclosures. For the foregoing reasons, no person should rely on the representations and warranties as statements of factual information at the time they were made or otherwise.

Item 8.01.	Other Events.
On September 5, 2017, Griffon issued a press release in which it announced, among other things, that it entered into the Purchase Agreement. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward-Looking Statements

This Form 8-K contains forward-looking statements that involve numerous risks and uncertainties. The statements contained in this communication that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, including, without limitation, statements regarding the expected benefits and closing of the proposed Transaction, the management of Griffon and Griffon’s expectations, beliefs and intentions. All forward-looking statements included in this communication are based on information available to Griffon on the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “can,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” “goals,” “projects,” “outlook,” “continue,” “preliminary,” “guidance,” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology. No assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations or financial condition. Accordingly, actual results may differ materially and adversely from those expressed in any forward-looking statements. Neither Griffon nor any other person can assume responsibility for the accuracy and completeness of forward-looking statements. There are various important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond Griffon’s control. These factors include: failure to obtain, delays in obtaining, or adverse conditions contained in, any required regulatory or other approvals; failure to consummate or a delay in consummating the Transaction for other reasons; changes in laws or regulations; failure to obtain anticipated tax benefits from the Transaction; and changes in general economic conditions. Griffon undertakes no obligation (and expressly disclaims any such obligation) to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. For additional information please refer to Griffon’s most recent Form 10-K, 10-Q and 8-K reports filed with the Securities and Exchange Commission.

No Offer or Solicitation
This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act or an applicable exemption therefrom.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

2.1	Asset and Stock Purchase Agreement, dated as of September 1, 2017, by and between Emerson Electric Co. and ClosetMaid Acquisition Corp.*

99.1
Debt Commitment Letter, dated September 1, 2017, among Griffon Corporation, Deutsche Bank AG Cayman Islands Branch, as sole administrative agent and initial lender, and Deutsche Bank Securities Inc., as sole book-running manager and lead arranger.

99.2	Press Release of Griffon Corporation, dated September 5, 2017.

*
The registrant has omitted schedules and similar attachments to the subject agreement pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRIFFON CORPORATION

Date: September 8, 2017	By:	/s/ Seth L. Kaplan
Seth L. Kaplan
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1	Asset and Stock Purchase Agreement, dated as of September 1, 2017, by and between Emerson Electric Co. and ClosetMaid Acquisition Corp.*

99.1
Debt Commitment Letter, dated September 1, 2017, among Griffon Corporation, Deutsche Bank AG Cayman Islands Branch, as sole administrative agent and initial lender, and Deutsche Bank Securities Inc., as sole book-running manager and lead arranger.

99.2	Press Release of Griffon Corporation, dated September 5, 2017.

*
The registrant has omitted schedules and similar attachments to the subject agreement pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.